EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

_________________________

 FORM  T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

___________________________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

________________________________________

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078

(State of incorporation

(I.R.S. employer

if not a national bank)

identification No.)

1999 Avenue of the Stars, Floor 26

Los Angeles, California

90067

(Address of principal executive offices)

(Zip Code)

Christopher Holly

Assistant General Counsel

227 West Monroe Street, Suite 2600

Chicago, IL 60606

Tel:  (312) 267-5063

(Name, address and telephone number of agent for service)

____________________________________________

MADISON GAS AND ELECTRIC COMPANY

 (Exact name of obligor as specified in its charter)

Wisconsin

                     39-0444025

(State or other jurisdiction of

  (I.R.S. employer

incorporation or organization)

   identification No.)

133 South Blair Street

Madison, Wisconsin

53703

(Address of principal executive offices)                                                (Zip Code)

    MEDIUM-TERM NOTES

(Title of the indenture securities)

_____________________________________________________________

Item 1.

General Information.

Furnish the following information as to the trustee:

(a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)

Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.

Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.

List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.

Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.

Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.

Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.

Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.

Not Applicable

Exhibit 6.

The consent of the Trustee required by Section 321 (b) of the Act.

Exhibit 7.

A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.

Not Applicable

Exhibit 9.

Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 27th day of June, 2006.

J. P. Morgan Trust Company, National Association

By

     /s/ Janice Ott Rotunno______

Janice Ott Rotunno

Authorized Officer

Exhibit 6

THE CONSENT OF THE TRUSTEE REQUIRED                                                BY SECTION 321(b) OF THE ACT

June 27, 2006

Securities and Exchange Commission                                                                                Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between American Express Credit Corporation and J.P. Morgan Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

J.P. Morgan Trust Company, National Association

By

/s/ Janice Ott Rotunno

Janice Ott Rotunno

      Authorized Officer

Exhibit 7

	J. P. Morgan Trust Company, National Association
	Statement of Condition

	31-Mar-06

		($000)
Hyperion Accounts to pick up	Assets
1105	Cash and Due From Banks	22,668
1200, 1400	Securities	217,068
1560	Loans and Leases	135,676
1600	Premises and Fixed Assets	6,216
19216	Intangible Assets	342,561
19194	Goodwill	202,094
1800, 19060, 19092, 19200, 19250	Other Assets	45,438
1999	Total Assets	971,721

	Liabilities
2105	Deposits	81,356
2710	Other Liabilities	45,644
2800	Total Liabilities	127,000

	Equity Capital
3100	Common Stock	600
3200	Surplus	701,587
3400, 3620	Retained Earnings	142,534
3520	Total Equity Capital	844,721

3900	Total Liabilities and Equity Capital	971,721

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